UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  January 9, 2006

Creative Enterprises International, Inc.

(Exact name of registrant as specified in its charter)

COMMISSION FILE NUMBER:  0-51313

NEVADA	23-3100268
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

825 Lafayette Road
Bryn Mawr, PA 19010

(Address and zip code of principal executive offices)

(610) 525-7444

(Registrant's telephone number, including area code

CHECK THE APPROPRIATE BOX BELOW IF THE FORM 8-K FILING IS INTENDED TO SIMULTANEOUSLY SATISFY THE FILING OBLIGATION OF THE REGISTRANT UNDER ANY OF THE FOLLOWING PROVISIONS:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement

On January 9, 2006, Creative Enterprises International, Inc. (the ‘‘Registrant’’) terminated its distribution agreement (the ‘‘Agreement’’) with Big Geyser, Inc. prior to the stated expiration date of the Agreement. Under the Agreement, the Registrant retained Big Geyser on an exclusive basis to distribute its products in the New York City region. The Registrant decided to terminate the Agreement after giving notice to Big Geyser that it had not satisfactorily performed under the Agreement. In the event that Big Geyser disputes the Registrant’s ability to terminate the Agreement for cause, they may make a claim against the Registrant. The Agreement was filed as Exhibit 10.5 to the Registrant’s Form 10-SB filed with the Commission on October 19, 2005 and the description contained in this Current Report is qualified in its entirety by reference to the full text of the Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CREATIVE ENTERPRISES INTERNATIONAL, INC.
By: /s/ Michael Salaman
Name: Michael Salaman Title: Chief Executive Officer Date: January 13, 2006